UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2006

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-10272	84-1592064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9200 E. Panorama Circle, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

(303) 708-5959

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Stephen R. Demeritt, 62, was elected by the Board of Trustees as a Trustee of Archstone-Smith Trust on September 19, 2006. Mr. Demeritt served as Vice Chairman of General Mills, Inc. (NYSE: GIS) and was a member of its Board of Directors from October, 1999 until his retirement in June, 2005. General Mills is a leading producer of packaged consumer foods. He joined General Mills in 1969 and served in a variety of marketing positions, including President, International Foods from 1991 to 1993 and Chief Executive Officer of Cereal Partners Worldwide, General Mills’ global cereal joint venture with Nestle, from 1993 to 1999. Mr. Demeritt has also served on the Board of Directors of Eastman Chemical Company (NYSE: EMN) since February, 2003.

Mr. Demeritt has been appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST
	By:	/s/ Thomas S. Reif
Dated: September 22, 2006		Name: Thomas S. Reif
Title: Group Vice President and Assistant General Counsel